Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (the Agreement) is effective as of June 17, 2010, by and between Home School Holdings, Inc., a Florida Corporation, and Homeschool, Inc., a Delaware corporation, (collectively “Homeschool”), and Thomas Morrow (“Morrow”).

RECITALS:

WHEREAS, Morrow has notified Homeschool that he has resigned;

WHEREAS, Homeschool is insolvent;

WHEREAS, Homeschool and Morrow desire to provide for a smooth transition all upon and subject to the terms, conditions and provisions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Employment Termination. Morrow and Homeschool agree that Morrow’s employment with Homeschool terminated on June 17, 2010 by Morrow’s resignation.

2.            Earned Compensation, Expenses and Settlement and Release.  Morrow has alleged unpaid compensation or expenses through June 17, 2010 together with stock ownership of 149,429,743 shares in Homeschool Holdings, Inc., and stock options. Morrow shall be paid the sum of $1,000 which shall be a settlement payment and in exchange for Morrow’s agreement to enter into this Agreement and provide the release below. Morrow shall immediately surrender for cancellation to Homeschool any stock certificates or documents representing his interests in the corporations. No other sums (contingent or otherwise) shall be paid to Morrow in respect of his employment or ownership or options or any other benefit and any such sums (whether or not owed) are hereby expressly waived by Morrow.

3.            General Release.  As a material inducement to Homeschool to enter into this Agreement and in consideration of the amount paid by Homeschool to Morrow in Paragraph 2 above, Morrow, with full understanding of the contents and legal effect of this release and having the right and opportunity to consult with his counsel, releases and discharges Homeschool, as well as Home School, Inc., their shareholders, officers, directors, supervisors, managers, employees, agents, representatives, attorneys, parent companies, divisions, subsidiaries and affiliates (and the agents, trustees or directors, officers, employees, and representatives of any such affiliates), and their predecessors, successors, heirs, executors, administrators, and assigns and all persons acting by, through, or in concert with any of them (collectively, the Released Parties) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, (including, but not limited to, any claims for back pay, payment for his stock, stock options, or any other interest in the above corporations, or other actual, compensatory or punitive damages, expenses, attorney’s fees and costs, as well as any claims for equitable relief, and any recovery as a qui tam plaintiff) that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy.  Without limiting the generality of the foregoing, it is the intention of the parties to make this release as broad and as general as the law permits.

4.            No Admission of Liability.  Neither Morrow’s or Homeschool’s offer to enter into this Agreement shall be construed as an admission of liability, culpability, or responsibility on either party’s part.  Morrow and Homeschool expressly deny any such liability, culpability, or responsibility to the other party.

5.            Contracts and Commitments. Morrow warrants that he has not obligated Homeschool on any contracts, agreements or commitments of any kind, other than in the ordinary course of business and as disclosed to Homeschool in writing by Morrow and to the Securities and Exchange Commission on Form 8-K as required by the Securities Exchange Act of 1934.

6.            General Provisions.

(a)         The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon their legal representatives, heirs, legatees, successors and assigns.

(b)         All understandings and agreements heretofore made between the parties are merged into this Agreement, which alone fully and completely expresses the agreement between the parties, and the same is entered into with no party relying upon any statement, representation, warranty or agreement made by any party not embodied in this Agreement.  All representations and warranties made in this Agreement shall survive.

(c)         This Agreement is being executed and delivered in the State of Illinois and the validity, construction and enforceability of this Agreement shall be governed in all respects by the domestic laws of the United States and the State of Illinois, excluding principles of conflicts of laws.

(d)         If any provision of this Agreement shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.  The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

(e)         Any modification of this Agreement may be made only by an agreement in writing signed by or on behalf of the parties hereto.

(f)         Morrow represents and warrants to Homeschool that he has returned to Homeschool all materials and other property belonging to Homeschool whether or not such material is confidential, which has been in his possession, custody, or control, including, without limitation, any and all stock certificates, stock option documentation, office keys, automobile keys, file keys, identification cards, security cards, credit cards, computer access codes, customer and supplier lists, reports, memoranda, notes, financial data (including, without limitation, balance sheets, profit and loss statements, income and expense statements, projections, forecasts and budgets), and any other such materials and other property which he prepared, or helped to prepare, or to which he had access, and any and all copies or recordings of and extracts from any such materials and other property.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT.  THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

IN WITNESS WHEREOF, Homeschool has caused this Agreement to be signed by its duly authorized officer and Morrow has signed this Agreement.

___________________________________________

Thomas Morrow

Dated:  _____________

HOMESCHOOL, INC.	HOME SCHOOL HOLDINGS, INC.

__________________________________________	__________________________________________
By: _______________________________________	By: _______________________________________
Dated: _____________	Dated: _____________

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK COUNTY	)

I, the undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that Thomas Morrow, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and official seal this _____ day of _______, 2010.

_______________________________________________

Notary Public

My Commission Expires:_________________